UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 19, 2005
Cardinal Health, Inc.
(Exact Name of Registrant as Specified in its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

1-11373	31-0958666
(Commission File Number)	(IRS Employer Identification Number)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices, Including Zip Code)
(614) 757-5000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     The information set forth under this “Item 2.02 Results of Operations and Financial Condition” is intended to be furnished and such information, including Exhibit 99.01 furnished under this report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
     On October 19, 2005, the Company released certain historical financial information for its reportable segments that has been adjusted to reflect a change in the Company’s methodology for allocating corporate costs to its reportable segments. This change in methodology will more fully allocate corporate costs and better align corporate spending with the reportable segments receiving the related benefit. The historical financial information also was adjusted to reflect the determination during the first quarter of fiscal 2006 to classify the Pharmaceutical Technologies and Services segment’s Humacao, Puerto Rico operations as discontinued operations. Further information regarding these adjustments will be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and subsequent reports, including adjusted historical segment information. The adjusted information is furnished under this report as Exhibit 99.01.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

99.01	Information released by the Company on October 19, 2005, and furnished under this report.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)
Date: October 19, 2005	By:	/s/ Brendan A. Ford
		Name:	Brendan A. Ford
		Title:	Executive Vice President -- Corporate Development, Interim General Counsel and Secretary

EXHIBIT INDEX

99.01	Information released by the Company on October 19, 2005, and furnished under this report.